Filed Pursuant to Rule 424(b)(3)

                                                     Registration No. 333-50958

PROSPECTUS SUPPLEMENT DATED DECEMBER 14, 2000

(To Prospectus filed on November 30, 2000)



                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                        --------------------------------




         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                 Shares to be
                                                               Offered for the
  Selling Stockholders                                       Selling Stockholder
---------------------------------------------------          -------------------

NEA Ventures 1999, L.P. ("NEA 1999")                                     658

New Enterprise Associates VIII, L.P. ("NEA VIII")                    104,714

   NEA 1999 and NEA VIII Limited Partners: 1
   -----------------------------------------
      Nancy L. Dorman                                                    329

      Ronald H. Kase                                                   1,639

      C. Richard Kramlich                                                807

      Arthur J. Marks                                                  1,098

      Peter T. Morris                                                  1,475

      John M. Nehra                                                      820

      Charles W. Newhall III                                             821

      Abingworth Management Ltd.                                          32

      The Mary Donna Meredith 1998 Irrevocable Trust u/a/d/
      10/16/98 Mary Donna Meredith, Trustee                              104

      The Peter Ward Kramlich 1998 Irrevocable Trust u/a/d
      10/16/98 Peter Ward Kramlich, Trustee                              104

      The Christina Noelle Kramlich 1998 Irrevocable Trust
      u/a/d 10/16/98 Christina Noelle Kramlich, Trustee                  104

      The Julian Hertel Rountree III 1998 Irrevocable Trust
      u/a/d 10/16/98 Cynthia P. Rountree, Trustee                        104

      The Cooper Samuel Palmer 1998 Irrevocable Trust u/a/d
      10/16/98 Wallace Cromwell Palmer IV, Trustee                       104

      The Daphne Rebecca Palmer 1998 Irrevocable Trust u/a/d
      10/16/98 Wallace Cromwell Palmer IV, Trustee                       104

      The Ethan Cromwell Palmer 1998 Irrevocable Trust u/a/d
      10/16/98 Wallace Cromwell Palmer IV, Trustee                       104

      Charles M.Linehan                                                  410

      The Joshua Joseph Marks Trust, u/a 11/13/96, Joshua
      Joseph Marks, Trustee                                              131

      The Michael Shannon Marks Trust, u/a 11/13/96, Joshua
      Joseph Marks, Trustee                                              131

      The Samantha Ariel Marks Trust, u/a 11/13/96, Joshua
      Joseph Marks, Trustee                                              131


      Spencer Ethan Daniel Marks Trust, u/a 9/25/98, Joshua
      Joseph Marks, Trustee                                              148

      Turner-McConnell Family Trust, Thomas C. McConnell and
      Latricia Ann Turner, Trustees uta 8/29/96                        1,311

      McConnell Twins Trust, Ronald H. Kase, Trustee, uta
      dated 11/11/93                                                     220

      Cole Whieldon McConnell Trust, Ronald H. Kase, Trustee,
      uta dated 3/23/95                                                  108

      Peter T. Morris and Linda Gates Morris, Trustees of the
      Morris 1998 Children's Trust u/a/d 8/3/98                          164

      Susan Nehra                                                        820

      Amy Liebno Newhall                                                 180

      Adair's Trust u/a 11/15/96, Amy Liebno Newhall, Frank
      A. Bonsal, C. Van Leuven Stewart, Trustees                         180

      Ashton's Trust u/a 11/15/96, Amy Liebno Newhall, Frank
      A Bonsal, C. Van Leuven Stewart, Trustees                          180

      Adair Newhall                                                      139

      Ashton Newhall                                                     139

      MWP Investment Partnership                                       1,639

      Pratt Street Ventures XI, LLC                                       32

      Scott D. Sandell                                                   410

      Sigrid J. Van Bladel                                               410

      Louis B. Van Dyck IV                                               328

      Abbott Capital Private Equity Fund II, L.P., by Abbott
      Capital Management, LLC as Investment Manager                    1,750

      Richard L. Adams, Jr.                                              135

      Adams Charitable Foundation, Inc.                                  269

      State of Alaska by Abbott Capital Management, LLC as
      Investment Manager                                               1,750

      ALCYON SA                                                          404

      Joseph W. Alsop                                                     34

      Trustees of Amherst College                                        539

      Tucker Anthony Private Equity Fund II, L.P.                        404

      Tucker Anthony Private Equity Fund L.P.                            269

      BancBoston Investments, Inc.                                       135

      BNY Partners Fund LLC by Abbott Capital Management, LLC
      as Investment manager                                              539

      Mellon Bank, N.A. as Trustee for the Bell Atlantic
      Master Trust                                                     6,058

      Brinson Partnership Fund Program Entity A                          364

      Brinson Partnership Fund - 1998 Primary Fund, L.P.                 350

      Brinson Trust Company as Trustee of the Brinson
      Partnership Fund Trust - 1998 Primary Fund                       1,064

      The 1998 Primary Brinson Partnership Fund Offshore
      Series Company Ltd.                                                175

      Iceship & Co. by State Street Bank & Trust Co. as
      Trustee for the Brown & Williamson Tobacco Master
      Retirement Trust                                                   135

      The Bunting Family I LLC                                           269

      California Institute of Technology                                 404

      California State Teachers' Retirement System                     6,732

      Caravan Trust                                                       94

      Carleton College, by Abbott Capital Management, LLC as
      Investment Manager                                                 135

      Chancellor Offshore Partnership Fund, L.P.                         673

      Cheyne Walk Trust                                                1,010

      Cornish & Carey Commercial Ventures, LLC 1998 Subaccount            67

      Crossroads 1997 Asset Allocation I, L.P.                           135

      Crossroads 1997 Asset Allocation II, L.P.                          202

      Crossroads 1997 Venture Capital I, L.P.                            135

      Crossroads 1997 Venture Capital Programme I, L.P.                  202

      Cypress Equity Fund Group Trust, by Abbott Capital
      Management, LLC as Investment Manager                              113

      Cypress Equity Fund Ltd., by Abbott Capital Management,
      LLC as Investment Manager                                          156

      The Walt Disney Company Retirement Plan Master Trust               673

      EDS Retirement Plan Trust                                          673

      The Chase Manhattan Bank, solely in its capacity as
      Trustee for First Plaza Group Trust                              2,693

      Richard B. Fontaine, Trustee or Barbara J. Fontaine,
      Trustee, of the Fontaine Revocable Living Trust u/a dtd
      3/23/84                                                             27

      The Ford Foundation                                              4,039

      Fox Family Portfolio Partnership                                   269

      Employees' Retirement System of the Sate of Hawaii, by
      Abbott Capital Management, LLC as Investment Manager               942

      HarbourVest Partners V-Parallel Partnership Fund L.P.              481

      HarbourVest Partners V-Partnership Fund L.P.                     2,885

      Kenneth Hecht, Alfred H. Moses, Trustees under Trust B
      of Malcolm Hecht, Jr. dated June 11, 1973                           94

      Michael E. Herman Revocable Trust u/t/i dated 5/16/90,
      Michael E. Herman                                                   40

      Hobart Family Limited #7                                           337

      John Hopkins University                                            673

      Houston Police Officers Pension System                             808

      Northern Trust Company as Trustee for the Illinois
      Municipal Retirement Fund, by Abbott Capital
      Management, LLC, as Investment Manager                             808

      The James Irvine Foundation                                        673

      Laird Norton Trust Co., Co-Trustee, T.R. Johnson
      Revocable Trust dated 8/28/87                                       67

      KFLP-II Limited Partnership                                         34

      Ewing Marion Kauffman Foundation                                 1,346

      Douglas C. Kramlich                                                135

      The Kroger Co. Master Retirement Trust                             404

      Leeway & Co., as nominee for The Long Term Investment
      Trust                                                            2,085

      Board of Pensions Commissioners of the City of Los
      Angeles, by Abbott Capital Management, LLC as
      Investment Advisor                                                 673

      Lucent Technologies, Inc. Master Pension Trust                   3,300

      MC Partners Limited                                                135

      Meyer Memorial Trust                                               673

      Microsoft Corporation                                            1,346

      MILAGRO DE LADERA, L.P., A California Limited
      Partnership                                                        135

      Mario M. Morino Trust                                              135

      The New Mexico State Investment Council Land Grant
      Permanent Fund                                                     718

      The New Mexico State Investment Council Severance Tax
      Permanent Fund                                                     359

      Northern Telecom Inc.                                            1,346

      Northwestern University                                            539

      Oberlin College                                                    269

      Orange County Employees Retirement System                          296

      PEI Capital Partners, L.P.                                         269

      Pension Reserves Investment Management Board                     2,019

      University of Pittsburgh of the Commonwealth System of
      Higher Education                                                   673

      Pratt Street Ventures XI LLC                                       404

      Preferential Limited                                               135

      Private Equity Portfolio Fund, LLC                                 539

      Private Equity Technology Partners C.V.                            673

      Ronald Family Trust B                                              337

      Boston Safe Deposit and Trust Company as Trustee for
      SBC Master Pension Trust, by Crossroads Investment
      Company, L.P. as Attorney                                        2,019

      Boston Safe Deposit and Trust Company, not
      individually, but solely in its capacity as Trustee for
      SBC Master Pension Trust (Brinson)                                 242

      SOFINOV,Societe financiere d'innovation Inc.                       673

      Standish Ventures IV                                               135

      State Universities Retirement System                               875

      Stuart Foundation                                                  215

      Swingyer Partners                                                   40

      The Northern Trust Company as Trustee for Plumbers U.A.
      Local 467 Pension Trust                                            269

      Utah Retirement Systems, by Abbott Capital Management,
      LLC, as Investment Manager                                       1,346

      Virginia Retirement System                                       4,376

      Walton Ventures, LLC                                               269

      University of Washington                                           539

      Boston & Co. A/C# WERF 1963002                                      94

      W. John Driscoll and F.T. Weyerhaeuser, Trustees Under
      T/A Executed by C. Davis Weyerhaeuser Dated July 2, 1973            67

      W. John Driscoll and F.T. Weyerhaeuser, Trustees Under
      T/A Executed by C. Davis Weyerhaeuser Dated May 20, 1975           202

      Wilshire Associates Private Markets Fund II                      3,366

      Wilshire Australia Private Markets Fund                            673

      Woodbrook MB Limited Partnership                                    67

      Zisman Equities Group LP                                            67

      Robert Coneybeer                                                    96

      Charles Curran                                                      16

      Ryan Drant                                                          96

      Suzanne King                                                        96

      Charles M. Linehan                                                  96

      Scott D. Sandell                                                    96

      Sigrid Van Bladel                                                   96


-------------------------------------

     1 NEA 1999 and NEA VIII may sell shares directly or distribute them to the limited partners listed herein. Shares distributed by NEA 1999 and NEA VIII to its limited partners may be sold by the limited partners holding such distributed shares. In no case shall any limited partner sell more shares than are indicated next to such limited partner and in no case will the total number of shares sold by NEA and its limited partners exceed the aggregate number of shares registered for NEA 1999 and NEA VIII in this prospectus.